Exhibit 23(a)


                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

Board of Directors
Euronet Worldwide, Inc.

We consent to the use of our report dated February 6, 2002 included in Euronet Worldwide, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001 incorporated herein by reference in this Registration Statement on Form S-8 of Euronet Worldwide, Inc.



 KPMG Polska Sp. z o.o.



     Warsaw, Poland
     January 23, 2003